UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 16, 2014
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Bagby, Suite 1600 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 16, 2014 in Houston, Texas.  The final voting results for the proposals submitted for a vote of stockholders at the Annual Meeting are set forth below.

Item 1 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting.  The stockholders elected the following nominees:

	Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
James E. Craddock	54,169,841	707,613	79,449
Matthew D. Fitzgerald	54,869,167	46,572	41,164
Philip L. Frederickson	54,579,680	336,189	41,034
Carin S. Knickel	54,871,082	44,887	40,934
Holli C. Ladhani	48,665,985	6,249,984	40,934
Donald D. Patteson, Jr	54,875,807	40,418	40,678
Jerry R. Schuyler	48,404,669	6,510,944	41,290

Item 2 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved, on an advisory basis, the advisory vote on executive compensation.  The voting results are as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
54,106,162	775,448	75,293

Item 3 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.  The voting results are as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
57,717,744	121,323	41,214

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2014	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale

John E. Hagale
Executive Vice President and Chief Financial Officer